As filed with the Securities and Exchange Commission on May 16, 2024
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

THE AARON’S COMPANY, INC.
(Exact name of registrant as specified in its charter)
Georgia (State or other jurisdiction of incorporation or organization)	85-2483376 (I.R.S. Employer Identification No.)
400 Galleria Parkway SE, Suite 300 Atlanta, Georgia 30339-3182 (Address, including zip code, of Principal Executive Offices)
_________________________
The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan
(Full title of the plan)
C. Kelly Wall Chief Financial Officer The Aaron’s Company, Inc. 400 Galleria Parkway SE, Suite 300 Atlanta, Georgia 30339-3182
(Names and address of agent for service)
(678) 402-3000 (Telephone number, including area code, of agent for service)
Copy to:
Joel T. May Jones Day 1221 Peachtree St., NE Suite 400 Atlanta, Georgia 30361 (404) 521-3939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

2

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, The Aaron's Company, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 to register an additional 1,527,000 shares of common stock, par value $0.50 per share, of the Registrant ("Common Stock") issuable under The Aaron's Company, Inc. Amended and Restated 2020 Equity and Incentive Plan, which are securities of the same class and relate to the same employee benefit plan as those shares of Common Stock registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on August 25, 2021 (Registration No. 333-259062) and November 19, 2020 (Registration No. 333-250900), all of which are hereby incorporated by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	DESCRIPTION OF EXHIBIT
4.1
Amended and Restated Articles of Incorporation of The Aaron’s Company, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 1, 2020).

4.2	Amended and Restated Bylaws of The Aaron’s Company, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 1, 2020).
4.3*	The Aaron's Company, Inc. Amended and Restated 2020 Equity and Incentive Plan
5.1*	Opinion of Jones Day.
23.1*	Consent of Jones Day (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table.
*Filed herewith.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 16, 2024.

THE AARON’S COMPANY, INC.
By: /s/ C. Kelly Wall Name: C. Kelly Wall Title: Chief Financial Officer

POWER OF ATTORNEY
    Each of the undersigned officers and directors of The Aaron’s Company, Inc. hereby constitutes and appoints Douglas A. Lindsay and C. Kelly Wall as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas A. Lindsay Douglas A. Lindsay	Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2024

/s/ C. Kelly Wall C. Kelly Wall	Chief Financial Officer (Principal Financial Officer)	May 16, 2024

/s/ Douglass L. Noe Douglass L. Noe	Vice President and Corporate Controller (Principal Accounting Officer)	May 16, 2024

/s/ Wangdali C. Bacdayan Wangdali C. Bacdayan	Director	May 16, 2024

/s/ Laura N. Bailey Laura N. Bailey	Director	May 16, 2024

/s/ Kelly H. Barrett Kelly H. Barrett	Director	May 16, 2024

/s/ Walter G. Ehmer Walter G. Ehmer	Director	May 16, 2024

/s/ Hubert L. Harris, Jr. Hubert L. Harris, Jr.	Director	May 16, 2024

/s/ Timothy A. Johnson Timothy A. Johnson	Director	May 16, 2024

/s/ Kristine K. Malkoski Kristine K. Malkoski	Director	May 16, 2024

/s/ Marvonia P. Moore Marvonia P. Moore	Director	May 16, 2024

/s/ John W. Robinson III John W. Robinson III	Director	May 16, 2024